Exhibit 99.1

AsiaInfo-Linkage Announces Results of 2011 Annual Meeting of Stockholders

Company successfully passes all resolutions proposed

BEIJING/SANTA CLARA, CA April 26, 2011 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage” or the “Company”), a leading provider of telecommunications software solutions and related services, today announced that the Company held its annual meeting of stockholders (the “Annual Meeting”) on April 21, 2011. Of the 75,051,043 shares of the Company’s common stock outstanding and entitled to vote as of the February 22, 2011 record date for the Annual Meeting, a total of 60,641,179 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum.

At the Annual Meeting, stockholders considered, voted on and approved the following proposals:

1. Election of Directors Proposal: A proposal to elect Edward Tian, Davin Mackenzie and Xiwei Huang to serve for three-year terms to expire at the 2014 annual meeting of stockholders and until their successors are duly elected and qualified.

2. Appointment of Accounting Firm Proposal: A proposal to ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

3. Stock Incentive Plan Proposal: A proposal to approve and adopt the Company’s 2011 Stock Incentive Plan.

4. Say-on-Pay Proposal: A proposal to approve, on an advisory basis, the compensation paid to the Company’s executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures in the proxy statement (“Say-on-Pay”).

5. Say-on-Frequency Proposal: A proposal to approve, on an advisory basis, the frequency with which stockholders prefer to have a Say-on-Pay vote. 67.4% of total votes casted voted to hold a Say-on-Pay vote every year, 0.2% voted to hold a Say-on-Pay vote every two years, and 32.3% voted to hold a Say-on-Pay vote every three years.

Items of business discussed at the Annual Meeting can be found in the proxy statement issued by the Company to stockholders prior to the Annual Meeting.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. Following the merger between AsiaInfo Holdings, Inc. (“AsiaInfo”) and Linkage Technologies International Holdings Limited (“Linkage”) on July 1, 2010, AsiaInfo-Linkage leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Safe Harbor Statement

The information contained in this document is as of April 26, 2011. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; our ability to successfully integrate the business of Linkage into ours; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com